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                                                                   EXHIBIT 99.1


CONTACTS: Media Contact:                    Investor/Financial Analyst Contact:
          Ashley Vandiver                   Heidi Reiter
          Internet Security Systems         Internet Security Systems
          404-236-2796                      404-236-4053
          avandiver@iss.net                 hreiter@iss.net

FOR IMMEDIATE RELEASE

            INTERNET SECURITY SYSTEMS SCHEDULES FOURTH QUARTER 2003
                EARNINGS ANNOUNCEMENT FOR JANUARY 28, 2004 AND
                       PROVIDES PRELIMINARY EXPECTATIONS

         ATLANTA - JANUARY 13, 2004 - Internet Security Systems, Inc. (ISS) (NASDAQ: ISSX) today announced their intent to release financial results for the quarter ended December 31, 2003, on Wednesday, January 28, 2004, after the stock market close at approximately 4:00 p.m. Eastern Standard Time.

         Based on preliminary unaudited information, the Company expects to report revenues near or slightly above the upper end of its previously stated guidance of $66 million for the fourth quarter 2003. The Company expects that pro forma net income, which excludes the after-tax impact of $1.3 million of non-cash acquisition related expenses, may be below the previously stated guidance of $0.13 to $0.17 per diluted share for the fourth quarter. The Company is currently evaluating if there is a need to record expense as it reviews for impairment $2.7 million of investments made in 2001 by its Japanese subsidiary and if there is need for additional bad debt allowance relating to approximately $2.4 million of accounts receivable, net of existing allowances, which relate to transactions with its China distributor that originated prior to 2003. Absent the negative impact of any expense recorded for these items, the Company expects that pro forma net income per share will be within previously stated guidance of $0.13 to $0.17 per diluted share for the fourth quarter.

         A conference call led by Tom Noonan, ISS president and chief executive officer, and Rich Macchia, ISS chief financial officer, will be held at 4:30 p.m. Eastern Standard Time following the announcement. Details of the conference call are as follows:

DATE/TIME:  Wednesday, January 28, 2004 at 4:30 p.m. Eastern


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DIAL IN:  Domestic          800-901-5213
          International     617-786-2962
          Passcode          ISSX (or 4779)

A live Webcast of this conference call will be available at www.iss.net and will remain accessible until February 29, 2004. A rebroadcast of the teleconference will be available through February 4, 2004.

REBROADCAST DIAL IN:  Domestic             888-286-8010
                      International         617-801-6888
                      Passcode              16389550

Additional investor information can be accessed on the Internet Security Systems web site or by contacting the Investor Relations department at 888-901-7477.

ABOUT INTERNET SECURITY SYSTEMS, INC.

Internet Security Systems, Inc. (ISS) is the trusted expert to global enterprises and world governments providing products and services that protect against Internet threats. An established world leader in security since 1994, ISS delivers proven cost efficiencies and reduces regulatory and business risk across the enterprise for more than 11,000 customers worldwide. ISS products and services are based on the proactive security intelligence conducted by ISS' X-Force(R) research and development team - the unequivocal world authority in vulnerability and threat research. Headquartered in Atlanta, Internet Security Systems has additional operations throughout the Americas, Asia, Australia, Europe and the Middle East. For more information, visit the Internet Security Systems Web site at www.iss.net or call 800-776-2362.

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FORWARD-LOOKING STATEMENTS AND PRO FORMA RESULTS

This release, other than historical information, includes forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those relating to ISS' expected results for the quarter ended December 31, 2003. The risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, ISS' evaluation of the need to record expenses for impairment and


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the need for bad debt allowance, and ISS' verification, evaluation and consolidation of financial information from its various operations. Risk factors are discussed in ISS' periodic filings with the Securities and Exchange Commission, including ISS' September 30, 2003 Quarterly Report on Form 10-Q and 2002 Annual Report on Form 10-K. These filings can be obtained either by contacting ISS Investor Relations or through the Securities and Exchange Commission's Web site at http://www.sec.gov.

ISS believes that Pro Forma Earnings, excluding the after-tax effect of non-cash acquisition charges, is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States of America.

Internet Security Systems is a trademark, and X-Force a registered trademark of Internet Security Systems, Inc.